EXHIBIT (g)(9)



             IN THE UNITED STATES DISTRICT COURT
            FOR THE NORTHERN DISTRICT OF ALABAMA
                      SOUTHERN DIVISION


BIG B, INC.,              )
                          )
        Plaintiff         )
                          )          CIVIL ACTION NO.
        vs.               )
                          )          96-AR-2496-S
REVCO D.S., INC., ET AL., )
                          )
        Defendants        )


                            ORDER

     At the request of the parties the hearing presently scheduled for October 18, 1996, is hereby CONTINUED, to be reset only upon the request of the parties.

     DONE this 7th day of October, 1996.


                              /s/ William M. Acker, Jr.
                              -----------------------------
                              WILLIAM M. ACKER, JR.
                              UNITED STATES DISTRICT JUDGE